UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2021, the board of directors (the “Board”) of Apache Corporation (the “Company”) expanded the Board to eleven directors and appointed Mr. H. Lamar McKay as a new director of the Company’s Board. Mr. McKay has been appointed to the Management Development and Compensation committee of the Board.

Also, on February 4, 2021, Rene R. Joyce notified the Board of his intention to retire from the Board at the expiration of his current term as a director of the Company at the annual meeting in May. Mr. Joyce stated that he does not have any disagreement with the Company or its management on any matter relating to the Company’s operations, policies, or practices.

For his service, Mr. McKay will receive compensation that is commensurate with that received by the Company’s other non-employee directors. Such compensatory arrangements are described under the caption “Director Compensation” in the Company’s definitive proxy statement relating to its 2020 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 3, 2020, and is incorporated by reference herein.

Other than as disclosed herein, no material plan, contract, or arrangement was entered into or materially amended, and there was no grant or award to Mr. McKay or modification thereto under any such plan, contract, or arrangement, in connection with Mr. McKay’s appointment. Mr. McKay has (i) no arrangements or understandings with any other person pursuant to which he was selected as a director and (ii) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Mr. McKay most recently served as the chief transition officer of BP p.l.c. (“BP”) from October 2019 until December 2020, having previously served as deputy chief executive officer of BP since February 2016. Prior to that role, from January 2013, Mr. McKay was the chief executive of BP’s worldwide upstream business. Mr. McKay was also chairman and president of BP America, Inc. and executive vice president of BP since January 2009. He began his career in 1980 with Amoco (now BP), and held technical and leadership positions of increasing responsibility throughout his career, including as a general manager, business unit leader, head of strategy, group vice president, senior vice president, and executive vice president.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: February 9, 2021	By:	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary